State of Indiana

                        Office of the Secretary of State

                              ARTICLES OF AMENDMENT


I, SUE ANNE GILROY, Scretaty of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

                                                                               j

The name following said transaction will be:

I BLUEPOINT LENUX SOFTWARE CORF:

NOW, THEREFORE, with this document I certify that said transaction will becOme effective THURSDAY, fEBRUARY 17, 2000.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, February 17,2000.


                                                   /s/ Sue Anne Gilroy
                                                   -------------------
                                                   SUE ANNE GILROY,
                                                   SECRETARY OF STATE


[SEAL OMITTED]

ARTICLES OF AMENDMENT OF THE
APTICLFS of INCORPORATION
State Form 38333
Approved by the State Board of Accounts 1996




                          ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF:

Name of Corporation:
MAS Acquisition XI Corp.

Date of Incorporation:
October 7, 1996

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(indicate appropriate act)

[X] Indiana Business Corporation Law

as amended (hereinafter referred to as the "Act") desiring to give notice of corporate action effectuating amendment of certain provisions of it Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

the exact text of Article I of the Articles

(Note: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is______ below.

The name of the Corporation is Bluepoint Linux Software Corp.





                                   ARTICLE II


Date of each amendment's adoption
February  16, 1000

                     ARTICLE III Manner of Adoption and Vote

Main applicable section NOTE. Only in limited situations does Indiana law permit
an  Amendment  without  shareholder  approval.  Because a name change   requires
shreholder approval, Section 2 must bwe marked an either A or B completed.

[2] SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted of the propsed amendment. The amendment was adopted by:
(Shareholder approval may be by either A or B)

A vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

8,519,800 Shares entitled to vote

8,250,000 Number of share represented at the meeting

8,250,000 Shares voted in favor

0 Shares voted against.

B. Unanimous written consent exeduted on____________, 19____ amd signed by all shareholders entitled to vote

ARTICLE IV Compliance with Leagal Reqwuirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of theAct, the Articles of Incorportaion, and the Byu-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 5th day of January, 2000

Signature of current officer or chiarman of the board

/s/Aaron Taai
-------------
Aaron Taai
President and Cahirman of the Board